Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Reports Strong Operating Income for 1st Half of 2010

VALLEY COTTAGE, NY—August 4, 2010—CreditRiskMonitor (OTCBB: CRMZ) reported that revenues increased 20% and 23% to $2.30 million and $4.52 million for the 3 and 6 months ended June 30, 2010, respectively. For the same periods, income from operations of $353,000 and $665,000, respectively, was up sharply from $27,000 and $12,000 in the comparable periods of 2009. Cash, cash equivalents and marketable securities at the end of the six-month period increased $1.36 million to $6.04 million from the 2009 year-end balance of $4.68 million.

Jerry Flum, CEO said, “We continue to strongly invest in people, infrastructure and content even though it does and will impact profitability because it’s a fundamental part of our business strategy and we are not restrained by financial leverage.”

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE 3 AND 6 MONTHS ENDED JUNE 30, 2010 AND 2009

	3 Months Ended		6 Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Operating revenues	$2,304,873	$1,922,437	$4,516,575	$3,665,563

Operating expenses:
Data and product costs	573,274	565,056	1,171,041	1,065,498
Selling, general and administrative expenses	1,347,086	1,304,604	2,621,234	2,539,495
Depreciation and amortization	31,548	25,337	59,255	48,992

Total operating expenses	1,951,908	1,894,997	3,851,530	3,653,985

Income from operations	352,965	27,440	665,045	11,578
Other income (expense), net	13,864	(12,206)	14,591	10,343

Income before income taxes	366,829	15,234	679,636	21,921
Provision for income taxes	147,411	1,030	276,742	2,493

Net income	$219,418	$14,204	$402,894	$19,428

Net income per share:
Basic and diluted	$0.03	$0.00	$0.05	$0.00

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
JUNE 30, 2010 AND DECEMBER 31, 2009

	June 30,	Dec. 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$4,822,427	$4,679,466
Marketable securities	1,220,931	--
Accounts receivable, net of allowance	1,229,719	1,370,523
Other current assets	105,166	253,857

Total current assets	7,378,243	6,303,846

Property and equipment, net	295,019	261,591
Goodwill	1,954,460	1,954,460
Deferred taxes on income	641,651	913,503
Prepaid and other assets	37,914	23,116

Total assets	$10,307,287	$9,456,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$5,898,206	$5,321,116
Accounts payable	48,216	42,614
Accrued expenses	488,337	698,832

Total current liabilities	6,434,759	6,062,562

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	--	--
Common stock, $.01 par value; authorized 25,000,000 shares; issued and outstanding 7,899,462 and 7,849,462 shares, respectively	78,994	78,494
Additional paid-in capital	28,408,274	28,333,094
Accumulated deficit	(24,614,740)	(25,017,634)

Total stockholders’ equity	3,872,528	3,393,954

Total liabilities and stockholders’ equity	$10,307,287	$9,456,516

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.